Joint Filer Information

Title of Security:         Equity Trust Securities

Issuer & Ticker Symbol:    Equity Securities Trust II (RET)

Designated Filer:          Amaranth LLC

Other Joint Filers:        Amaranth Advisors L.L.C.
                           Nicholas M. Maounis

Addresses:                 The principal business office address for each of
                           the reporting persons is One American Lane, Greenwich, Connecticut 06831.

Signatures:


                           AMARANTH ADVISORS L.L.C.


                           By: /s/ Nicholas M. Maounis
                               ----------------------------------
                                   Nicholas M. Maounis, President


                           /s/ Nicholas M. Maounis
                           -----------------------
                               Nicholas M. Maounis